UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2022

Star Alliance International Corp.

(Exact name of small business issuer as specified in its charter)

Nevada	333-197692	37-1757067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5743 Corsa Avenue Suite 218, Woodland Hill, CA 91362
(Address of principal executive offices)

(833) 443-7827
(Issuer’s telephone number)

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement

On May 26, 2022, Star Alliance International Corp. (“Star”) signed a binding Letter of Intent with the Mepe Trust (“Mepe”) to form a new majority-owned subsidiary of Star for the purpose of operating a new business focused on the design, manufacture, sale, and marketing of the ‘Magma’ line of products. The Magma products consist of proprietary material made from igneous rock known as Barotex® fiber. This fiber material is stronger than other fiber material, wood, steel, and aluminum and has applications in automotive, marine, construction, wind energy, aerospace, ballistics, and other industries. The material is fire resistant to 1200 degrees Fahrenheit and resistant to moisture and chemicals.

Ownership of the new subsidiary to be formed, Magma International, Inc., a Wyoming corporation (“Magma”), will be as follows:

•	75,000,000 shares of common stock to be issued to Star
•	25,000,000 shares of common stock to be issued to Lilo Benzicron
•	10,000,000 shares of Series A Preferred stock, convertible to common stock at a ratio of 1:1, to be issued to Lilo Benzicron

As additional consideration, Star will issue to Lilo Benzicron: (a) 2,000,000 shares of newly-designation Series D Preferred Stock, which will be convertible to Star common stock at a ratio of 10 shares of common stock for each share of preferred stock; and (b) 5,000,0000 shares of newly-designated Series E Preferred Stock, for the intellectual property, which will be convertible to Star common stock at a ratio of 1:1. Mepe will transfer to Magma all existing molds and tooling for the Magma product line, as well as existing inventory in the form of materials, fibers, fabric, and chemicals for use in the manufacturing process.

Star has committed to provide a minimum of $10,000,000 in new funding for Magma’s operations, including the following:

•	$1,000,000 for Star to purchase an existing manufacturing building, which must be completed withing 30 days;

•	$2,500,000 to build a new laboratory to develop new fibers and products;

•	$1,200,000 for certain equipment to be purchased from Crossroads S.A. Holdings, LLC, with $400,000 to be paid immediately, an additional $400,000 to be paid on terms to be agreed, and $400,000 to be paid in Star common stock to be valued at a 10% discount to market value; and

•	$10,000,000 to be paid to Mepe to acquire all intellectual property (including patents, formulas and know-how), with $500,000 to be paid immediately in cash, $5,000,000 worth of Star Series E Preferred Stock; and the balance of $4,500,000 to be paid in installments of at least $750,000 per year with the balance due in four years. Mepe will hold a lien on the intellectual property until the full amount has been paid, with all rights reverting to Mepe in the event of default.

In addition, Mepe will receive annual royalties in the amount of 2% of the first $50,000,000 in annual gross sales, 1 ½% of the second $50,000,000 in annual gross sales, and 1% of all annual gross sales in excess of $100,000,000.

Mr. Benzicron will be responsible for day-to-day management of Magma, with additional executives of Magma to be appointed as set forth in the LOI.

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The LOI, which is filed herewith as Exhibit 10.1, has additional terms and conditions and should be reviewed in its entirety for additional information. The transactions contemplated by the LOI will be documented by a definitive agreement to be prepared. In order to fund the payments required under the LOI, we intend to raise financing through sales of equity securities. Our ability to raise financing through sales of equity securities depends on general market conditions and the demand for our common stock, and depending on the market price for our common stock at the time of such sales, our existing stockholders could experience substantial dilution.

SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter of Intent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Alliance International Corp.

/s/ Richard Carey

Richard Carey
Chief Executive Officer

Date: June 15, 2022

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